Exhibit 99.1

MEDIA/INVESTOR CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER OF FISCAL YEAR 2006

Alpharetta, Ga. – (February 9, 2006) – Exide Technologies (NASDAQ: XIDE, www.exide.com) today announced financial results for the third quarter of fiscal 2006 ended December 31, 2005.

Consolidated net sales for the third quarter of fiscal 2006 increased slightly to $733.4 million from $727.9 million during the same period a year ago. Higher sales volumes in the Company’s Industrial Energy business and the favorable impact of lead surcharges and other pricing actions were largely offset by changes in currency rates, which negatively impacted the Company’s net sales for the quarter by approximately $35.9 million.

Consolidated net loss for the third quarter of fiscal 2006 was $27.7 million, including $6.5 million in restructuring costs and $1.3 million in bankruptcy-related costs. During the same period in fiscal 2005, the Company recorded a net loss of $439 million, including a $399 million non-cash goodwill impairment charge and a tax valuation charge of $35.4 million.

“Although we are far from satisfied with our performance during the third quarter, there were clearly some bright spots for Exide,” said Gordon A. Ulsh, President and Chief Executive Officer. “First, the motive and network power segments in both Industrial Energy divisions continue to provide profitable growth. Second, the reorganization that we launched last spring and the Take Charge! program initiated in late summer are providing tangible benefits in terms of reduced costs and improved efficiency. Third, we continued on a disciplined review of our customer contracts to determine which business meets our profitability requirements and which business we should discontinue if it no longer contributes to our profitable growth. Fourth, the payback from price increases and lead escalators that we began implementing months ago in response to rising commodity costs are now showing up on our bottom line.”

The price of lead on the London Metal Exchange averaged $976 per metric tonne during the third quarter of fiscal 2006 compared with $893 during the previous quarter and an average of $901 during the third quarter of fiscal 2005. In the fourth quarter, the Company is dealing with lead prices that have risen as high as $1,414 per metric tonne on the LME.

Adjusted EBITDA

Exide uses Adjusted EBITDA as a key measure of the Company’s operational and financial performance because the Company believes that Adjusted EBITDA is a useful adjunct to net income (loss) and other measurements under Generally Accepted Accounting Principles (“GAAP”) because it is a meaningful measure of the Company’s performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. Adjusted EDITDA also assists management in evaluating operating performance, is used to evaluate performance under the Company’s senior secured bank facility, and is sometimes used to evaluate performance for executive compensation. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges.

The Company’s Adjusted EBITDA decreased to $41.1 million during the third quarter of fiscal 2006 from $52 million during the same period a year ago. The results were driven principally by lower sales in the European Transportation business, as well as the absence of some one-time items that benefited the Company during the prior-year period. The results also include negative currency impacts of $2.6 million.

On a comparative basis, the results reported during the third quarter of fiscal 2005 included a $7.5 million benefit associated with an insurance payment following a fire at the Company’s Bad Lauterberg manufacturing plant in Germany, a portion of which was related to property damage. In addition, the prior-year third quarter benefited from the recognition of $3.0 million of previously deferred income on a customer contract that ended and the Company had fulfilled its obligations in the period.

A reconciliation of Adjusted EBITDA to net income reported under GAAP has been included in the financial supplements of this earnings release.

Industrial Energy Business

The Company’s Industrial Energy business reported consolidated global net sales of $276.1 million during the third quarter of fiscal 2006, an increase of 2.6 percent over the same period the previous year. The increase was driven largely by strong performance in North America, where sales rose 21 percent due to a 28.6 percent increase in product demand in network power and a 13.7 percent increase in motive power. Quarterly sales in the Company’s Europe and the Rest of Word (“Europe-ROW”) division declined 2.2 percent year-over-year; excluding the impact of foreign exchange, Industrial Energy sales in Europe-ROW increased by approximately 5.9 percent.

Net income for the period increased to $10.1 million from a net loss of $137.0 million, which included a goodwill impairment charge of $159.8 million. Current-year results were adversely affected by a restructuring and asset impairment charge in the aggregate amount of $10.1 million relating to the closure of the Kankakee, Illinois, plant.

Adjusted EBITDA for Industrial Energy decreased $4.6 million quarter-over-quarter to $32.9 million. The fiscal 2005 result, however, included a portion of the Bad Lauterberg insurance payment related to property damage and the $3.0 million in deferred income. Excluding the benefit from insurance and recognition of deferred income during the prior-year quarter, Adjusted EBITDA improved during the third quarter of fiscal 2006.

Transportation Business

Consolidated global net sales in Transportation decreased slightly during the period to $457.4 million from $458.8 million reported in the prior-year period. These results were primarily due to foreign exchange as the U.S. Dollar strengthened primarily against the Euro, and because of lower unit volume in Europe-ROW, which was offset by higher volumes in North America. Warmer-than-expected weather and higher commodity prices adversely impacted volumes in each region’s aftermarket business. Finally, pricing actions to recover higher commodity costs in each region resulted in erosion of market share as some customers moved their business to lower-priced competitors; reduced market share also resulted from Exide’s decision not to renew some business that no longer met the Company’s profitability requirements.

Net income for the period increased to $16.1 million from a net loss of $212.2 million, including a goodwill impairment charge of $239.6 million.

Adjusted EBITDA for the period was $35.9 million, down from $44.8 million in the same period a year ago, the result of not fully recovering rising manufacturing and distribution costs through pricing actions.

Conference Call Details

Members of Exide’s senior management team will host a conference call on Thursday, February 9, 2006 for members of the investment community to discuss the Company’s financial results and general business operations at 10:00 a.m. Eastern Standard Time.

Domestic Dial-In Number: (877) 563-6439
International Dial-In Number: (706) 758-9457
Conference Identification Number: 3786649

For individuals unable to participate in the conference call, a telephone replay will be available from 2 p.m. on February 9, 2006 until midnight on March 9, 2006 at:

Domestic Replay Number: (800) 642-1687
International Replay Number: (706) 645-9291
Conference Identification Number: 3786649

Non-financial participants can listen to the earnings call by accessing the Investor Relations page of the Exide website, www.exide.com.

# # #

About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, is available at www.exide.com.

Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) adverse reactions by creditors, vendors, customers, and others to, among other things, the Company’s results, financial conditions or compliance with financial covenants, (ii) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (iii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iv) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs (v) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (vi) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vii) the realization of the tax benefits of the Company’s net operating loss carry forwards, of which is dependent upon future taxable income, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) competitiveness of the battery markets in North America and Europe, (x) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the Company’s exposure to fluctuations in interest rates on its variable debt, (xiii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiv) general economic conditions, (xv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xvi) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) the ability to successfully pass along increased costs to its customers, and (xix) the Company’s ability to successfully resolve the $27.5 million fine with the U.S. Attorney’s Office for the Southern District of Illinois.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed with the SEC on September 14, 2005 and in the Company’s most recent Form 10-Q filed on February 9, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per-share data)

	Successor		Successor
	Company		Company
	for the		for the
	Three Months		Three Months
	Ended		Ended
	December 31, 2005		December 31, 2004
NET SALES	$733,442		$727,902
COST OF SALES	614,609		602,151
Gross profit	118,833		125,751
EXPENSES:
Selling, marketing and advertising	66,261		69,003
General and administrative	42,471		47,365
Restructuring and impairment	6,511		5,713
Goodwill Impairment	—		399,388
Other expense (income) net	7,973	)	(5,005)
Interest expense net	18,404		11,728
	141,620		528,192
Loss before reorganization items, income taxes and minority interest	(22,787)		(402,441)
REORGANIZATION ITEMS, NET	1,311		2,236
INCOME TAX PROVISION	3,528	)	34,484
MINORITY INTEREST	32		(121)
Net loss	$(27,658)		$(439,040)

NET LOSS PER SHARE
Basic and Diluted	$(1.11)		$(17.56)

WEIGHTED AVERAGE SHARES
Basic and Diluted	25,000		25,000

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per-share data)

	Successor
	Company	Successor	Predecessor
	for the	Company	Company
	Nine Months	for the Period	for the Period
	Ended	May 6, 2004 to	April 1, 2004 to
	December 31, 2005	December 31, 2004	May 5, 2004
NET SALES	$2,089,259	$1,763,429	$214,607
COST OF SALES	1,764,317	1,477,867	179,137
Gross profit	324,942	285,562	35,470

EXPENSES:
Selling, marketing and advertising	204,948	178,617	24,504
General and administrative	129,347	108,601	17,940
Restructuring and impairment	16,051	12,986	602
Goodwill Impairment	—	399,388	—
Other expense (income) net	12,781	(57,042)	6,222
Interest expense net	51,163	29,165	8,870
	414,290	671,715	58,138

Loss before reorganization items, income taxes and minority interest	(89,348)	(386,153)	(22,668)
REORGANIZATION ITEMS, NET	4,398	5,654	18,434
FRESH START ACCOUNTING ADJUSTMENTS, NET	—	—	(228,371)
GAIN ON DISCHARGE OF LIABILITIES SUBJECT TO COMPROMISE	—	—	(1,558,839)
INCOME TAX PROVISION (BENEFIT)	2,572	30,782	(2,482)
MINORITY INTEREST	72	(75)	26
Net income (loss)	$(96,390)	$(422,514)	$1,748,564

NET INCOME (LOSS) PER SHARE
Basic and Diluted	$(3.86)	$(16.90)	$63.86

WEIGHTED AVERAGE SHARES
Basic and Diluted	25,000	25,000	27,383

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per-share data)

	Successor Company
ASSETS	December 31, 2005	March 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$36,872	$76,696
Restricted cash	548	1,323
Receivables, net of allowance for doubtful accounts of $20,236 and $22,471	635,221	687,715
Inventories	429,451	397,689
Prepaid expenses and other	34,182	21,275
Deferred financing costs, net	1,770	1,725
Deferred income taxes	5,419	4,305

Total current assets	1,143,463	1,190,728
PROPERTY, PLANT AND EQUIPMENT, NET	691,384	799,763
OTHER ASSETS:
Intangible assets, net	188,229	192,854
Investments in affiliates	7,147	9,010
Deferred financing costs, net	11,215	12,784
Deferred income taxes	55,711	55,896
Other	26,030	29,745

	288,332	300,289
Total assets	$2,123,179	$2,290,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$14,700	$1,595
Current maturities of long-term debt	24,380	632,116
Accounts payable	341,411	340,480
Accrued expenses	347,465	385,521
Warrants liability	1,688	11,188

Total current liabilities	729,644	1,370,900
LONG-TERM DEBT	639,213	20,047
NONCURRENT RETIREMENT OBLIGATIONS	313,294	329,628
NONCURRENT DEFERRED TAX LIABILITY	29,511	24,178
OTHER NONCURRENT LIABILITIES	97,532	106,004

Total liabilities	1,809,194	1,850,757
COMMITMENTS AND CONTINGENCIES	—	—
MINORITY INTEREST	11,993	12,764
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 61,500 shares authorized, 24,542 and 24,407 shares issued and outstanding	245	234
Additional paid-in capital	888,479	888,157
Accumulated deficit	(563,313)	(466,923)
Accumulated other comprehensive (loss) income	(23,419)	5,791
Total stockholders’ equity	301,992	427,259
Total liabilities and stockholders’ equity	$2,123,179	$2,290,780

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Successor
	Company	Successor	Predecessor
	for the	Company	Company
	Nine months	for the Period	for the Period
	Ended	May 6, 2004 to	April 1, 2004 to
	December 31, 2005	December 31, 2004	May 5, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(96,390)	$(422,514)	$1,748,564
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	90,519	84,194	7,848
Impairment of Goodwill	—	399,388	—
Gain on discharge of liabilities subject to compromise	—	—	(1,558,839)
Fresh Start accounting adjustments, net	—	—	(228,371)
Unrealized gain on Warrants	(9,500)	(61,488)	—
Net loss on asset sales	12,270	1,227	—
Provision for doubtful accounts	2,401	2,167	473
Deferred income taxes	—	680	—
Non-cash provision for restructuring	1,002	108	18
Reorganization items, net	4,398	5,654	18,434
Insurance proceeds	—	2,143	—
Minority interest	72	(75)	26
Amortization of deferred financing costs	1,347	—	1,251
Changes in assets and liabilities, excluding effects of Fresh Start accounting, acquisitions and divestitures:
Receivables	10,342	(41,745)	45,924
Inventories	(51,451)	(12,408)	(10,873)
Prepaid expenses and other	(13,199)	(2,378)	286
Payables	19,007	32,464	(20,967)
Accrued expenses	(17,208)	(28,982)	(20,564)
Noncurrent liabilities	(7,210)	(3,443)	(294)
Other, net	9,199	31,360	9,898
Net cash used in operating activities	(44,401)	(13,648)	(7,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(37,861)	(44,577)	(7,152)
Proceeds from sales of assets	19,657	20,962	2,800
Net cash used in investing activities	(18,204)	(23,615)	(4,352)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in short-term borrowings	13,963	4,174	2,425
Repayments under Senior Notes	—	—	(110,082)
Borrowings under Credit Facility	—	168,593	621,258
Repayments under Credit Facility	(12,804)	(169,332)	(452,875)
Currency Swap	(12,084)	—	—
Increase (decrease) in other debt	36,081	(2,036)	(2,412)
Financing costs and other	—	(682)	(23,146)
Net cash provided by financing activities	25,156	717	35,168
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,375)	3,031	(1,447)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(39,824)	(33,515)	22,183
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	76,696	59,596	37,413

CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,872	$26,081	$59,596

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	ADJUSTED EBITDA RECONCILIATION BY SEGMENT
SUCCESSOR COMPANY FOR THE THREE MONTHS ENDED DECEMBER 31, 2005
	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$3.7	$12.4	($4.3)	$14.4	($53.9)	($27.7)
Interest expense, net					18.4	18.4
Income tax provision (benefit)					3.5	3.5

EBIT	$3.7	$12.4	($4.3)	$14.4	($31.9)	($5.7)
Depreciation and amortization	7.3	8.4	2.8	8.1	3.6	30.2
Reorganization items, net	0.0	0.0	0.0	0.0	1.3	1.3
Restructuring and impairment,
net	(0.0)	2.6	1.8	1.7	0.4	6.5
Other restructuring costs
included in cost of sales
and general and
administrative expenses	0.1	(0.0)	(0.1)	0.2	(0.1)	0.1
Currency remeasurement loss
(gain)	1.7	0.0	0.3	0.0	(1.3)	0.7
Gain on revaluation of
foreign currency
forward contract	0.0	0.0	0.0	0.0	0.0	0.0
Minority interest	0.0	0.0	0.0	0.0	0.1	0.1
Unrealized gain on
revaluation of warrants	0.0	0.0	0.0	0.0	(1.8)	(1.8)
Loss (gain) on sale of
capital assets	1.5	0.3	8.5	0.2	(0.9)	9.6
Other non-cash losses (gains)	(2.0)	(0.0)	(0.7)	(0.2)	3.0	0.1
Adjusted EBITDA	$12.3	$23.6	$8.4	$24.5	($27.7)	$41.1